UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2022

DYCOM INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, FL 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2022, Dycom Industries, Inc. (the “Company”) and Scott P. Horton, Vice President, Chief Human Resources Officer, mutually agreed that Mr. Horton would cease to be employed by the Company effective as of April 20, 2022 (the “Separation Date”).

In connection with Mr. Horton’s separation, he will receive severance amounts and benefits as contemplated by his employment agreement with the Company, subject to Mr. Horton’s continued compliance with certain restrictive covenants and his execution and non-revocation of a separation agreement containing a release of claims against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2022

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary